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                                                                      EXHIBIT 11


                              NEMATRON CORPORATION
                    CALCULATION OF EARNINGS (LOSS) PER SHARE
           THREE AND NINE MONTH PERIODS ENDED JUNE 30, 1997 AND 1996



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
                                                                                  THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                                         JUNE 30                JUNE 30
                                                                                ----------------------   -----------------------
                                                                                    1997        1996         1997         1996
                                                                                 ----------  ---------    ----------   ---------
ASSUMPTIONS:
  Shares outstanding at the end of the period                                      5,318,656   4,244,415    5,318,656   4,244,415
  Weighted average common shares outstanding                                       5,234,779   3,372,683    4,802,887   3,051,788
  Weighted average options and warrants outstanding                          A     1,092,891   1,054,738      946,862   1,094,465
  Number of options and warrants outstanding at end of period                B     1,288,192   1,062,375    1,288,192   1,062,375
  20% of common shares outstanding                                           C     1,063,731     848,883    1,063,731     848,883
  Number of options and warrants outstanding in excess of 20%
   common shares outstanding                                               B-C       224,461     213,492      224,461     213,492
  Number of common shares obtainable upon exercise of outstanding weighted average options and warrants as a percentage of
      outstanding common shares                                                        24.22%      31.27%       24.22%      35.86%
  Average exercise price of options and warrants outstanding                D     $     5.16        3.49  $      5.26  $     3.35
  Average market price of common stock during the period                    E     $     5.72        8.90  $      6.41  $     6.97
  Number of common shares obtainable upon exercise of outstanding
      options and warrants, limited to 20% of outstanding shares            F        959,496     332,877      873,086     408,000
                                                                         (C*D)/E
COMPUTATIONS:
  APPLICATION OF ASSUMED PROCEEDS:
    Toward repurchase of outstanding common stock at average
      market price and using options and warrants
      outstanding, limited to 20% of outstanding shares                   C*D     $5,488,996  $2,962,602   $5,596,534  $2,843,758
    Toward reduction of debt for shares in excess of 20%                 (B-C)*D   1,158,248     745,087    1,180,940     715,198
                                                                                  ----------  ----------  -----------  ----------
    Total proceeds from exercise of options and warrants                  B*D     $6,647,244  $3,707,689  $ 6,777,474  $3,558,956
                                                                                  ==========  ==========  ===========  ==========
  ADJUSTMENT OF NET INCOME (LOSS):
    Actual net income (loss)                                                G     $ (977,448) $  103,458  $(3,623,573) $  234,177
    Interest reduction at 9.50% in FY 1997                                            27,508                   28,047
    Interest reduction of 10.75% in FY 1996                                                       60,073                   57,663
                                                                                  ----------  ----------  -----------  ----------
    Adjusted net income (loss)                                              H     $ (949,940) $  163,531  $(3,595,526) $  291,840
                                                                                  ==========  ==========  ===========  ==========
  ADJUSTMENT OF SHARES OUTSTANDING:
    Weighted average common shares outstanding                              I      5,234,779   3,372,683    4,802,887   3,051,788
    Net additional shares outstanding                                     B-F        328,696     729,498      415,106     654,375
                                                                                  ----------  ----------  -----------  ----------
    Adjusted shares outstanding                                             J      5,563,475   4,102,181    5,217,993   3,706,163
                                                                                  ==========  ==========  ===========  ==========
  EARNINGS (LOSS) PER SHARE:
    Before adjustment                                                     G/I     $   (0.187) $    0.031  $    (0.754) $    0.057
                                                                                  ==========  ==========  ===========  ==========
    After adjustment                                                      H/J     $   (0.171) $    0.040  $    (0.689) $    0.059
                                                                                  ==========  ==========  ===========  ==========

    USE FOR PRIMARY EARNINGS (LOSS) PER SHARE FOR FINANCIAL STATE                 $    (0.19) $     0.03  $     (0.75) $     0.06
                                                                                  ==========  ==========  ===========  ==========

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